EXHIBIT 10.2
                                                                    ------------



                            FORM OF OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "Agreement") dated as of December 29, 2005 is by and among the parties listed on Schedule I hereto (collectively, the "Noteholders"), and BUFFETS RESTAURANTS HOLDINGS, INC., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, the Noteholders hold an aggregate principal amount at maturity of the 13.875% Senior Discount Notes Due 2010 of Buffets Holdings, Inc. set forth on Schedule I hereto (the "Buffets Holdings Notes"); and

         WHEREAS, the Company wishes to purchase an option to acquire the Buffets Holdings Notes held by the Noteholders, and the Noteholders desire to sell the Company an option to purchase such notes, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Buffets Holdings Indenture. As used herein the following terms shall have the meaning set forth below:

         "ACT" means the Securities Act of 1933, as amended.

         "AGREEMENT" shall have the meaning set forth in the Preamble hereof.

         "BUFFETS HOLDINGS" shall mean Buffets Holdings, Inc., a Delaware corporation, and its successors under the Buffet Holdings Indenture.

         "BUFFETS HOLDINGS INDENTURE" shall mean the Indenture, dated as of May 18, 2004, between Buffets Holdings and U.S. Bank National Association, as trustee, as it may be amended from time to time.

         "BUFFETS HOLDINGS NOTES" shall have the meaning set forth in the Recitals hereof.

         "BUFFETS HOLDINGS OFFER" shall have the meaning set forth in Section 5(a) hereof.

         "BUFFETS INC. CREDIT AGREEMENT" shall mean the (i) Amended and Restated Credit Agreement dated as of February 20, 2004, among Buffets, Inc., Buffets Holdings, the lenders from time to time party thereto and Credit Suisse, as Administrative Agent, as amended by Amendment No. 1, dated as of April 6, 2005 and (ii) the Guarantee and Collateral Agreement, dated as of June 28, 2002, among Buffets, Inc., Buffets Holdings, the subsidiaries of Buffets, Inc. party thereto and Credit Suisse First Boston, as collateral agent.

         "BUFFETS INC. INDENTURE" shall mean the Indenture, dated as of June 28, 2002, by and among Buffets, Inc., Distinctive Dining, Inc., HomeTown Buffet, Inc., OCB Purchasing Co., OCB Restaurant Co., Restaurant Innovations, Inc. and U.S. Bank National Association, as trustee, as supplemented by the (i) First Supplemental Indenture, dated as of as of September 26, 2003, by and among HomeTown Buffet Merger Company, Inc., Buffets Inc. and U.S. Bank National Association, as trustee, (ii) Second Supplemental Indenture, dated as of November 5, 2003, by and between Tahoe Joe's, Inc. and U.S. Bank National Association, as trustee, (iii) Third Supplemental Indenture, dated as of December 10, 2003, by and among NSHE Bennington, LLC, Buffets, Inc. and U.S. Bank National Association, as trustee and (iv) Fourth Supplemental Indenture, dated as of February 20, 2004, by and among Buffets Holdings, Inc., Buffets, Inc. and U.S. Bank National Association, as trustee.

         "COMPANY" shall have the meaning set forth in the Preamble hereof.

         "COMPANY INDENTURE" shall mean the Indenture, dated as of December 29, 2005, between the Company and U.S. Bank National Association, as trustee.

         "COMPANY NOTES" shall have the meaning set forth in Section 2(b) hereof.

         "EXERCISE PRICE" shall mean the difference between (A) the sum of (i) the Accreted Value of the Option Notes on the Option Closing Date and (ii) 50% of the Make Whole Premium and (B) the accreted value of the Company Notes as of December 29, 2005.

         "EXPIRATION DATE" shall have the meaning set forth in Section 3(a) hereof.

         "FIRST CALL DATE' shall mean July 31, 2008.

         "MAKE WHOLE PREMIUM" shall mean, with respect to the Option Notes on the Option Closing Date, the excess of (A) the present value on the Option Closing Date of the redemption price of the Option Notes on the First Call Date, computed by using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the Accreted Value of the Option Notes on the Option Closing Date.

         "NOTEHOLDERS" shall have the meaning set forth in the Preamble hereof.

         "OPTION" shall have the meaning set forth in Section 2(a) hereof.

         "OPTION CLOSING" shall have the meaning set forth in Section 3(b) hereof.

         "OPTION CLOSING DATE" shall have the meaning set forth in Section 3(b) hereof.

         "OPTION NOTES" shall have the meaning set forth in Section 2(a) hereof.

         "OPTION NOTICE" shall have the meaning set forth in Section 3(b) hereof.

         "OPTION PERIOD" shall have the meaning set forth in Section 3(a) hereof.

         "PERMITTED OPTION NOTES TRANSFER" shall have the meaning set forth in
Section 8(a) hereof.

         "SPECIFIED PERCENTAGE" shall have the meaning set forth in Section 8(a) hereof.

         "TRANSFEREE" shall have the meaning set forth in Section 8(a) hereof.

         "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the Option Closing Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Option Closing Date to the First Call Date; PROVIDED, HOWEVER, that if the period from the Option Closing Date to the First Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Option Closing Date to the First Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         2.       OPTION GRANT; CONSIDERATION.

                  (a) GRANT OF OPTION. Each of the Noteholders hereby grants the Company an irrevocable option to purchase those certain Buffets Holdings Notes held by such Noteholder on the date hereof with an aggregate principal amount at maturity as set forth opposite such Noteholder's name on
Schedule I hereto (the "Option Notes"), subject to the terms and conditions set forth herein (collectively, the options granted by the Noteholders shall be referred to as the "Option").

                  (b) OPTION CONSIDERATION. As consideration for the granting of the Option by the Noteholders, on the date hereof, the Company shall issue to each Noteholder its 13.875% Senior Discount Notes Due 2010, with an aggregate accreted value on the date hereof and a principal amount at maturity as set forth opposite such Noteholder's name on Schedule I hereto (the "Company Notes").

                  (c) NOTE ISSUANCE. The Company and U.S. Bank National Association, as trustee (the "Trustee"), shall enter into an indenture governing the Company Notes (the "Company Indenture") which Company Indenture shall be in the form attached hereto as EXHIBIT A (with such changes as the parties may agree), the Company shall issue the Company Notes (which shall be in substantially the form attached as an exhibit to the Company Indenture) in certificated form registered in the name of each Noteholder and the Trustee shall authenticate the Notes.

         3.       EXERCISE; CLOSING.

                  (a) EXERCISE OF OPTION. The Option may be exercised by the Company, in whole but not in part, at any time (the "Option Period") commencing on the date hereof until December 29, 2006 (the "Expiration Date").

                  (b) NOTICE OF EXERCISE. In the event the Company wishes to exercise the Option, the Company shall send a written notice to the Noteholders of its intention to so exercise the Option (the "Option Notice") and the place, time and date of the closing of such purchase (the "Option Closing" and the date of such Option Closing, the "Option Closing Date"), which date shall not be less than thirty nor more than sixty days from the date on which the Option Notice is delivered. Such Option Notice shall be irrevocable and, upon the giving thereof, the Company shall be obligated to purchase, and the Noteholders shall be obligated to sell, the Option Notes for the Exercise Price on the terms and conditions herein contained.

                  (c) EXERCISE PRICE. At the Option Closing, the Company shall pay each Noteholder an amount in cash (in United States dollars) equal to such Noteholder's share of the Exercise Price as set forth on Schedule 1 hereto. Such Exercise Price shall be paid by wire transfer of immediately available funds to a bank account designated in writing by each Noteholder.

                  (d) CLOSING MECHANICS. At the Option Closing, each Noteholder shall deliver or cause to be delivered its Option Notes through the facilities of The Depository Trust Company to the Company against payment by the Company of the Exercise Price. Upon the payment by the Company of the Exercise Price, the Company shall be deemed to be the beneficial owner of the Option Notes. Prior to such time, the Noteholders shall remain the beneficial owners of their respective Option Notes for all purposes.

         4.       CONDITIONS TO THE OPTION CLOSING.

                  (a) The obligation of the Company to purchase the Option Notes on the Option Closing Date shall be subject to the satisfaction or waiver of the following conditions on or before the Option Closing Date:

                           (i) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of each Noteholder contained in Section 6 hereof shall be true and correct in all material respects at and as of the Option Closing Date, as if made at and as of such date.

                           (ii) COMPLIANCE WITH THIS AGREEMENT. Each Noteholder shall have performed and complied in all material respects with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Noteholder on or before the Option Closing Date.

                  (b) The obligation of the Noteholders to sell the Option Notes on the Option Closing Date shall be subject to the satisfaction or waiver of the following conditions on or before the Option Closing Date:

                           (i) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in Section 7 hereof shall be true and correct in all material respects at and as of the Option Closing Date, as if made at and as of such date.

                           (ii) COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied in all material respects with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before such Option Closing Date, and shall have duly exercised the Option as to all of the Option Notes.

         5.       COMPANY OFFER; ADDITIONAL OPTION AGREEMENT.

                  (a) If, during the Option Period, Buffets Holdings makes a tender offer or other offer to all the holders of the Buffets Holdings Notes that remains open for at least thirty days and includes customary terms and conditions (it being understood that such offer may have an early tender deadline) to purchase all outstanding Buffets Holdings Notes at a price that would result in the Noteholders receiving cash consideration (in United States dollars) that is equal to or greater than the sum of the Exercise Price and the accreted value of the Company Notes on the date of purchase (a "Buffets Holdings Offer"), the Company may request that each Noteholder sell Option Notes to Buffets Holdings in such Buffets Holdings Offer and, in such event, the Noteholders shall validly tender the Option Notes to Buffet Holdings in such Buffets Holding Offer on or prior to the tender deadline (or if there is an early tender deadline, on or prior to the early tender deadline) and not withdraw such Option Notes. Upon the payment of the purchase price for the Option Notes in a Buffets Holdings Offer, the Noteholders shall return for cancellation the Company Notes to the Company for no consideration.

                  (b) Each Noteholder agrees that if in connection with a Buffets Holdings Offer, Buffets Holdings shall solicit consents for proposed amendments to the Buffets Holdings Notes and the Buffets Holdings Indenture (which proposed amendments may remove restrictive covenants from the Buffets Holdings Indenture), such Noteholder will consent with respect to the Option Notes owned by it, or will cause the record owner of such Option Notes to consent with respect to such Option Notes, to such proposed amendments; provided that the proposed amendments shall not become operative until a majority in outstanding principal amount at maturity of the Buffets

Holdings Notes have been unconditionally accepted for payment by Buffet Holdings in the Buffets Holdings Offer.

                  (c) If, at any time prior to January 31, 2006, any holder of the Buffet Holdings Notes that is an "accredited investor" (as defined in Regulation D promulgated under the Act) and is otherwise able to make the representations set forth in Section 6(a) of this Agreement with respect to its Buffets Holdings Notes requests in writing that the Company purchase an option for its Buffets Holdings Notes on the same terms set forth in this Agreement, the Company agrees that it shall enter into an option agreement to purchase such holder's Buffets Holdings Notes that is substantially similar to this Agreement.

         6. REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDER. Each Noteholder represents and warrants to the Company as to itself as follows:

                  (a) ORGANIZATION; AUTHORITY; CAPACITY. Such Noteholder is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction listed opposite its name on Schedule I hereto and has the requisite limited partnership power and authority to enter into and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Noteholder and constitutes a legal, valid and binding obligation of such Noteholder, enforceable against such Noteholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

                  (b) TITLE. Such Noteholder owns all right, title and interest to the Option Notes set forth opposite its name on Schedule I hereto free and clear of any encumbrances or liens of any nature whatsoever. On the Option Closing Date, such Noteholder will convey to the Company good title to the Option Notes it owns free and clear of all encumbrances and liens, other than encumbrances and liens placed thereon by the Company.

                  (c) NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by such Noteholder does not, and the consummation of any of the transactions contemplated hereby by such Noteholder will not, constitute or result in a breach, violation or an acceleration of any obligation under, or constitute a default under, any provision of any material contract by which such Noteholder is bound.

                  (d)      ACCREDITED INVESTOR.

                           (i) Such Noteholder is an "accredited investor" (as defined in Regulation D promulgated under the Act).

                           (ii) Such Noteholder has such knowledge and experience in financial and business matters and such Noteholder is capable of utilizing the information that is available to such Noteholder concerning the Company to evaluate the risks of investment in the

         Company including the risk that such Noteholder could lose its entire investment in the Company Notes.

                  (e) PURCHASE FOR OWN ACCOUNT. The Company Notes are being acquired by such Noteholder for such Noteholder's own benefit and account for investment and not with a view to, or for resale in connection with, a public offering or distribution thereof.

                  (f) RESTRICTED SECURITY. Such Noteholder understands that the Company Notes have not been registered under the Act, the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated. Such Noteholder understands and agrees further that the Company Notes must be held indefinitely unless subsequently registered under the Act and such other securities laws or an exemption from registration under the Act and such other securities laws covering the sale of the Company Notes is available. Moreover, in the event such an exemption is available, the assignability and transferability of the Company Notes will be governed by this Agreement, which imposes substantial restrictions on the transfer of the Company Notes. Such Noteholder understands that legend stating that the Company Notes have not been registered under the Securities Act or state securities laws and setting out or referring to the restrictions on the transferability and resale of the Company Notes will be placed on any and all documents evidencing the Company Notes.

                  (g) DISCLAIMER OF FURTHER REPRESENTATIONS AND WARRANTIES. Other than as set forth in Section 7 of this Agreement, such Noteholder is not relying upon any representation or warranty, express or implied, by the Company or Buffets Holdings or any of their agents in determining to invest in the Company Notes.

         7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Noteholder as follows:

                  (a) ORGANIZATION; AUTHORITY; CAPACITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

                  (b) NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Company do not, and the consummation of any of the transactions contemplated hereby by the Company, including without limitation the exercise by the Company of the Option, will not, constitute or result in a breach, violation or an acceleration of any obligation under, or constitute a default under, any provision of any material contract by which the Company or any of its subsidiaries is bound, including, without limitation, the Buffets Holdings Indenture, the Buffets Inc. Credit Agreement and the Buffets Inc. Indenture.

                  (c) OWNERSHIP OF BUFFETS HOLDINGS. As of the date hereof, the Company owns in excess of 99% of the outstanding common stock, par value $0.01, of Buffets Holdings.

                  (d) CONDUCT OF BUSINESS. The Company is a newly formed corporation and has not conducted any business prior to the date hereof. Except for the common stock of Buffets Holdings, the Option Agreement (or any similar option agreement) and the Company Notes, the Company has no material assets or liabilities, as of the date hereof.

                  (e) CHARTER; BY-LAWS. True, correct and complete copies of the certificate of incorporation and by-laws of the Company have been delivered to the Noteholder.

         8.       TRANSFER OF OPTION NOTES AND COMPANY NOTES.

                  (a) During the Option Period, the Noteholders may not sell, give, exchange, assign, transfer or otherwise dispose of any of the Option Notes and the Company Notes or make the Option Notes or the Company Notes subject to any encumbrance or lien of any nature whatsoever without the prior written consent of the Company. Notwithstanding the foregoing, at any time prior to the delivery of an Option Notice, a Noteholder may sell, assign or transfer all or a portion of its respective share of the Option Notes (each, a "Permitted Option Notes Transfer") if (i) the party acquiring the Option Notes in such Permitted Option Notes Transfer (each, a "Transferee") agrees to be bound by and subject to the terms of this Agreement in accordance with Section 8(b) hereof prior to any Permitted Option Notes Transfer and (ii) such Noteholder shall simultaneously sell, assign or transfer to the Transferee a Specified Percentage of the Company Notes. The "Specified Percentage" means a percentage equal to the Accreted Value of the Option Notes proposed to be transferred in such Permitted Option Notes Transfer by such Noteholder divided by the Accreted Value of all the Option Notes held by such Noteholder.

                  (b) Prompt notice shall be given to the Company by a Noteholder of any Permitted Option Notes Transfer. Prior to effectiveness of any Permitted Option Notes Transfer, such Noteholder shall cause the Transferee to execute a Transferee Agreement in the form of EXHIBIT B hereto pursuant to which the Transferee shall agree to comply with the terms of this Agreement and shall become bound by this Agreement. To the extent applicable, upon any Permitted Option Notes Transfer, the Transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement of, such Noteholder.

         9. REIMBURSEMENT OF EXPENSES. The Company agrees that on or prior to January 31, 2006, it shall reimburse the holders of the Buffets Holdings Notes that have entered into this Agreement or similar option agreements for all actual, reasonable out-of-pocket legal fees, costs and expenses of one firm of attorneys (to be designated by the holders of a majority of the outstanding principal amount at maturity of the Buffets Holdings Notes), up to $125,000 (of which not more than $100,000 may be incurred on or prior to December 30, 2005 and not more than $25,000 may be incurred on or after December 31, 2005) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement or any similar option agreements.

         10. SPECIFIC PERFORMANCE. Each of the Noteholders acknowledge that if it fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to the Company for which money damages would not be an adequate remedy. In such event, such Noteholder agrees that the Company shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Company should institute an action or proceeding seeking specific enforcement of the provisions hereof, such Noteholder hereby waives the claim or defense that the Company has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Such Noteholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         11. NOTICE. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile or electronic (e-mail) transmission, upon receipt of confirmation that such transmission has been received, to the person at the address set forth below, or such other address or other person's attention as may be designated in writing hereafter, in the same manner, by such person:

                  if to the Noteholders, or any Noteholder:

                  [             ]
                  [             ]
                  [             ]
                  Telecopy:  [        ]
                  Attention: [        ]
                  Email: [          ]

                  with a copy to:

                  [             ]
                  [             ]
                  [             ]
                  Telecopy:  [        ]
                  Attention: [        ]
                  Email: [          ]
                  if to the Company:

                  Buffets Restaurants Holdings, Inc.
                  1460 Buffet Way
                  Eagan, MN 55121
                  Telecopy:  651-365-0911
                  Attention:  R. Michael Andrews, Jr.
                  Email: mike.andrews@buffetsinc.com

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Telecopy:  (212) 757-3990
                  Attention:  John C. Kennedy, Esq.
                  Email: JKennedy@paulweiss.com


         12. PARTIES IN INTEREST; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company or the Noteholders, or their respective successors or assigns, any rights or remedies under or by reason of this Agreement. Except as set forth in Section 8 and this Section 12, no party may assign any of its rights under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, the Company may assign its rights under this Agreement to Buffets Holdings or Buffets Inc. without the prior written consent of the Noteholders but shall provide prompt notice thereof to the Noteholders.

         13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified nor may any provision hereof be waived, orally or by any course of conduct, but may be changed or waived only by an agreement in writing signed by the Noteholders and the Company.

         14. HEADINGS. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law).

         17. FURTHER ASSURANCES. All of the parties hereto shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         18. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                            [Signature page follows]

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement on the date first written above.

                                          NOTEHOLDERS:




                                          By:  ______________________________

                                          BUFFETS RESTAURANTS HOLDINGS, INC.



                                          By:  ______________________________
                                               Name:
                                               Title:

                                    EXHIBIT B

                          FORM OF TRANSFEREE AGREEMENT

         This Transferee Agreement ("AGREEMENT") is executed by the transferee whose signature appears below ("TRANSFEREE") pursuant to the terms of the Option Agreement dated as of December 29, 2005 (the "OPTION AGREEMENT") by and among Buffets Restaurants Holdings, Inc., a Delaware corporation (the "COMPANY") and the noteholders listed in Schedule 1 thereto. Capitalized terms used herein shall have the meaning ascribed to them in the Option Agreement.

         By execution of this Agreement, Transferee hereby agrees as follows:

         1. ACKNOWLEDGMENT. Transferee acknowledges (a) that Transferee is acquiring $_______ principal amount at maturity of Buffets Holdings Notes and $_______ principal amount at maturity of Company Notes from the Transferor subject to the terms, limitations and conditions of the Option Agreement and (b) that Transferee is an assignee of Transferor.

         2. AGREEMENT. Transferee (a) agrees that such Buffets Holdings Notes and Company Notes to be acquired by Transferee shall be bound by and subject to the terms of the Option Agreement, (b) agrees to become a party to the Option Agreement and comply with the terms thereof and (c) hereby adopts the Option Agreement with the same force and effect as if it were was originally a party thereto.

         3. NOTICE. Any notice required by the Option Agreement shall be given to Transferee at the address listed below Transferee's signature below.



                        EXECUTED AND DATED this the ____ day of _________, 2006.

                                                         TRANSFEREE:


                                            By:________________________________

                                            Address:____________________________

                                                                      Schedule I


------------------------------------------------------------------------------------------------------------
Name of Noteholder    Jurisdiction  Accreted Value   Principal       Accreted Value Principal      Share of
                      of            of Option Notes  Amount at       of Company     Amount at      Exercise
                      Organization  on 12/29/05      Maturity of     Notes on       Maturity of    Price
                                                     Option Notes    12/29/05       Company Notes
------------------------------------------------------------------------------------------------------------